Exhibit 21



                             Subsidiaries of the Registrant



Wholly-Owned Subsidiaries of Inmark Enterprises, Inc. (Registrant):

                                                    State of Incorporation
                                                    ----------------------

         Inmark Services, Inc.                             New York

         North American Holding Corp.                      Delaware

Wholly-Owned Subsidiary of Registrant's Wholly-
Owned Subsidiary, Inmark Services, Inc.:

         Optimum Group, Inc.                               Ohio





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